Ex99_26_(h) i. d4

AMENDMENT NO. 6

to the

FUND PARTICIPATION AGREEMENT

AMENDMENT, dated as of October 1, 2006, to the Fund Participation Agreement dated as of the 1st day of September, 1999, as amended from time to time (the “Agreement”), by and among DWS Investments VIT Funds (formerly, Scudder Investments VIT Funds and Deutsche Asset Management VIT Funds and BT Insurance Funds Trust) (“Trust”), Deutsche Asset Management, Inc. (“Adviser”), and Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (collectively, “Life Companies”).

WHEREAS, Trust, Adviser and Life Companies wish to amend the Agreement in certain respects;

NOW, THEREFORE, in accordance with Section 10.9 of the Agreement, Trust, Adviser and Life Companies hereby agree as follows:

1.	Under Amendment No. 3 to the Agreement, Deutsche Asset Management, Inc. replaced its affiliate, previously named Bankers Trust Company, as Adviser and the parties previously agreed that all references in the Agreement to Bankers Trust Company were replaced by “Deutsche Asset Management, Inc.,” which agreement is hereby ratified and continued.

2.	The parties agree that references in the Agreement to Scudder Investments VIT Funds, Deutsche Asset Management VIT Funds, or BT Insurance Funds Trust are now replaced by “DWS Investments VIT Funds.”

3.	Appendix A to the Agreement is amended to change references to the Scudder VIT Small Cap Index Fund to “DWS Small Cap Index VIP” and to delete references to the Scudder VIT EAFE Equity Index Fund.

4.	Appendix B to the Agreement is amended to add the following separate account: “Massachusetts Mutual Variable Life Separate Account I and C. M. Life Variable Life Separate Account.”

5.	Article IX. NOTICES in the Agreement is hereby amended such that the addresses for Trust and Adviser are replaced in their entirety with the following:

If to TRUST:

DWS Investments VIT Funds

Two International Place

Boston, Massachusetts 02110

Attn: Secretary

If to ADVISER:

Deutsche Asset Management, Inc.

345 Park Avenue

New York, New York 10154

Attn: Secretary

6.	Except as expressly set forth above, all other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.

DWS INVESTMENTS VIT FUNDS

By:	/s/ John Milletti
Name:	John Milletti
Title:	Secretary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Craig Waddington
Name:	Craig Waddington
Title:	Vice President

C.M. LIFE INSURANCE COMPANY

By:	/s/ Craig Waddington
Name:	Craig Waddington
Title:	Vice President

DEUTSCHE ASSET MANAGEMENT VIT FUNDS

By:	/s/ Michael Colon
Name:
Title: